EXHIBIT 10.18

                            TERMINATION OF LEASE AND
                                RELEASE AGREEMENT

         THIS TERMINATION OF LEASE AND RELEASE AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of August, 2000, by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (hereinafter referred to as "Landlord") and Micrografx, Inc., a Texas corporation (hereinafter referred to as "Tenant").

                                                        WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated August 31, 1998 (the "Lease"), whereby Landlord leased to Tenant certain premises consisting of 90,000 square feet of net rentable area (the "Premises") which constitutes the entire net rentable area of the building located at Millennium Parkway and Century Parkway, Allen, Texas (the "Building"); and

         WHEREAS, both Landlord and Tenant desire to terminate the Lease and obtain the release and indemnity agreements set forth herein.

         WHEREAS, capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Lease.

         NOW, THEREFORE, for and in consideration of the payments, releases, agreements, covenants and undertakings set forth herein, the receipt and sufficiency of all of which are hereby accepted and confessed, the parties hereto hereby agree as follows:

         1.       Upon the occurrence of the following:

                  (i) Landlord's receipt of the sum of $95,238.29 in good funds on or before the date hereof, representing the monthly installments of Base Rent and Tenant's Operating Costs Payment for the month of July, 2000;

                  (ii) Landlord's receipt of the sum of $90,917.22 in good funds on or before August 1, 2000, representing the amount Landlord and Tenant have stipulated to be the final amounts due and payable by Tenant pursuant to
                           Section 5.01(b) of the Lease;

                  (iii) Landlord's receipt of one hundred thousand (100,000) [warrants or options] (the "Warrants") for the purchase of one hundred thousand (100,000) shares of Tenant's common stock at $1.03 per share, exercisable at any time for a period of seven (7) years after the effective date hereof, as evidenced by the form of warrant attached hereto as EXHIBIT A;

                  (iv) the full execution and delivery of a lease agreement by and between Landlord and Tenant for Suites 1040 and 1050 at Walnut Glen Tower located at 8144 Walnut Hill Lane, Dallas, Texas (the "New Lease"); and

                  (v) the full execution and delivery of the Registration Rights Agreement (as hereinafter defined);

the Lease and each and every agreement, obligation, representation, warranty and other provision contained therein, including Tenant's obligation to pay Rent, are hereby terminated and rendered null, void and of no further force or effect, effective as of August 31, 2000, except for the indemnities set forth in the Lease which expressly survive the expiration or earlier termination of the Lease.

         2. [Contemporaneously with the execution of this Agreement, Landlord and Tenant shall also enter into a registration rights agreement with respect to the Warrants in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement"), pursuant to which Tenant will grant Landlord certain registration rights with respect to the Warrants and the shares of common stock issuable upon exercise thereof.]

         3. Tenant shall surrender possession of the Premises to Landlord, abandon all leasehold improvements located in the Premises to Landlord, return all keys for the Premises and Building to Landlord, and return the Premises to Landlord in good order, "broom clean", free of all debris, and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof excepted, by on or before 11:59 p.m. on August 31, 2000. Notwithstanding anything contained in the Lease to the contrary, Tenant shall not remove any Tenant's Property without the prior


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written consent of Landlord.

         4. Landlord, its affiliates, subsidiaries, officers, directors, employees, agents, legal representatives, predecessors, successors and assigns (hereinafter sometimes collectively referred to as ("Landlord Entities") have and do hereby release, acquit and forever discharge Tenant and all of his respective employees, partners, agents, legal representatives, affiliates, predecessors, successors and assigns and all persons natural or corporate, in privity with them or any of them, and all occupants and subtenants (hereinafter sometimes collectively referred to as "Released Parties") of and from the Lease and any and all obligations which the Released Parties may have under or pursuant to the Lease, and any and all claims or causes of actions of any kind whatsoever, at common law, statutory or otherwise which any Landlord Entities has or might have, known or unknown, now existing or that might arise hereafter, directly or indirectly attributable to the Lease and/or the transactions surrounding the execution and performance and/or non-performance of same, except for the indemnities set forth in the Lease which expressly survive the expiration or earlier termination of the Lease; provided, the foregoing is not intended and shall not affect the rights and obligations of Landlord and Tenant under the Warrants, the Registration Rights Agreement or the New Lease.

         5. The Released Parties have and do hereby release, acquit and forever discharge the Landlord Entities of and from the Lease, and all obligations which the Landlord Entities may have under or pursuant to the Lease, and any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise which such Released Parties have or might have, known or unknown, now existing or that might arise hereafter, directly or indirectly attributable to the Lease and/or the transactions surrounding the execution and performance and/or non-performance of same, except for the indemnities set forth in the Lease which expressly survive the expiration or earlier termination of the Lease; provided, the foregoing is not intended and shall not affect the rights and obligations of Landlord and Tenant under the Warrants, the Registration Rights Agreement or the New Lease.

         6. It is further expressly agreed and warranted by the parties hereto that (i) no promise or inducement has been offered, except as set forth herein, the New Lease, the Warrants and the Registration Rights Agreement; (ii) except as set forth herein, in the New Lease, the Warrants and the Registration Rights Agreement, this Agreement is executed without reliance upon any statement or representation of any of the parties hereto concerning the nature or extent of any damages and/or the legal liability therefor; and (iii) the acceptance by each party hereto of the consideration herein set forth is in full accord and satisfaction of disputed claims.

         7. The signatories hereto hereby represent that they have full and complete authority to bind their respective parties to the Agreement and that no other consent is necessary or required in order for the signatories to execute this Agreement on behalf of their respective parties.

         8. This Agreement, the New Lease, the Warrants and the Registration Rights Agreement constitutes the entire agreement of the parties hereto regarding the matters set forth herein; supersedes all other prior agreements, representations and covenants, written or oral, with respect thereto; and may not be varied or amended except by a writing signed by all of the parties hereto.

         9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, heirs, beneficiaries, legal and personal representatives, successors and assigns.

         10. Each party hereto shall execute and deliver to the other such other additional documentation as may be reasonably requested by the other party hereto in order to (i) evidence the due authorization of this Agreement by the other party and the capacity of the person executing same to so sign for and on behalf of such party and/or (ii) further evidence, accomplish or facilitate the agreements and representations set forth herein.

         11. In any dispute involving the enforcement of this Agreement, the non-prevailing party in such dispute shall pay all costs, including but not limited to reasonable attorney's fees, incurred by the party prevailing in such dispute.

         12. Nothing contained herein shall be construed as an admission by either party of any liability of any kind to the other party.

         13. This Agreement may be executed in one or more counterparts, each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.


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EXECUTED to be effective the date and year first above written.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.
a Delaware limited partnership


By:      Prentiss Properties I, Inc., a Delaware corporation

         By: /S/ WILLIAM J. REISTER
             ----------------------
         Name: WILLIAM J. REISTER
         Title: VICE PRESIDENT

TENANT:

MICROGRAFX, INC., a Texas corporation


By: /S/ JOHN M. CARRADINE
    ---------------------
Name:  JOHN M. CARRADINE
Title: CHIEF FINANCIAL OFFICER


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